UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Optical Cable Corp

(Name of Registrant as Specified In Its Charter)

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OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

February 22, 2005

Dear Shareholder:

You are cordially invited to attend Optical Cable Corporation’s (the “Company”) annual meeting of shareholders to be held on March 29, 2005, at 10:00 a.m. local time at the Wachovia Tower, 10 S. Jefferson Street, 9th floor training room, Roanoke, Virginia.

You are being asked to do the following:

(1)	elect the Company’s board of directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders;

(2)	adopt the 2005 Stock Incentive Plan and approve the reservation of 1,000,000 common shares of the Company for issuance under the 2005 Stock Incentive Plan;

(3)	approve the Amended 2004 Non-employee Directors Stock Plan; and

(4)	ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company.

We also will be pleased to report on the affairs of the Company.

Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

Sincerely,

/s/ Neil D. Wilkin, Jr.
Neil D. Wilkin, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

OPTICAL CABLE CORPORATION

Notice of Annual Meeting of Shareholders

March 29, 2005

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Optical Cable Corporation, a Virginia corporation (the “Company”), is scheduled to be held on March 29, 2005 at 10:00 a.m. local time at the Wachovia Tower, 10 S. Jefferson Street, 9th floor training room, Roanoke, Virginia for the following purposes:

1. to elect six directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual shareholders meeting and until their successors are duly elected and qualified;

2. to adopt the 2005 Stock Incentive Plan and approve the reservation of 1,000,000 common shares for issuance under the 2005 Stock Incentive Plan;

3. to approve the Amended 2004 Non-employee Directors Stock Plan;

4. to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company; and

5. to transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on February 10, 2005 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

/s/ Tracy G. Smith
Tracy G. Smith
Secretary

Roanoke, Virginia

February 22, 2005

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

MARCH 29, 2005

Proxy Solicitation

This proxy statement is furnished to the holders of common shares, no par value (“Common Shares”), of Optical Cable Corporation, a Virginia corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held on Tuesday, March 29, 2005, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will properly come before the annual meeting.

Proxies for use at the annual meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 22, 2005 to all shareholders entitled to vote at the annual meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. The Company anticipates engaging the firm, Georgeson Shareholder, to assist in the solicitation of proxies. The Company anticipates the fees associated with the firm’s services will not exceed $10,000. Should it appear desirable to do so in order to ensure adequate representation of shares at the annual meeting, supplemental solicitations may also be made by mail or by telephone, telegraph or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. The Company will bear all of the expenses in connection with the solicitation.

Revocability and Voting of Proxy

A form of proxy for use at the annual meeting and a return envelope for the proxy are enclosed. A shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. The Company’s Common Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the shares represented thereby will be voted in favor of the matters as set forth in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders, and in accordance with the best judgment of the Board of Directors on any other matters which may properly come before the annual meeting.

Record Date and Voting Rights

Only shareholders of record at the close of business on February 10, 2005 (the “record date”) are entitled to notice of and to vote at the annual meeting. As of the record date, 5,797,988 Common Shares were issued and outstanding. Each Common Share is entitled to one vote on all matters that may properly come before the annual meeting.

A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of the annual meeting. Once a Common Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjournment. Abstentions will be counted in determining the existence of a quorum, but Common Shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast in the election of Directors. All other matters to come before the annual meeting require the approval of the holders of a majority of the votes cast at the annual meeting. For this purpose, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

Votes at the annual meeting will be tabulated by “Inspectors of Election” appointed by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board, currently comprised of six members, has nominated six persons for election as Directors. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors are elected and qualified. Each person named below is now a Director of the Company. In the event any of the nominees are unable to serve as a Director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur as a result of a nominee being unable to serve.

The names of the nominees and certain other information about the nominees are set forth below:

Nominee	Age	Director Since	Office Held with Company
Neil D. Wilkin, Jr.	41	2001	Chairman of the Board of Directors, President and Chief Executive Officer

Luke J. Huybrechts	60	1995	Director and Senior Vice President of Operations

Randall H. Frazier	54	1996	Director

John M. Holland	59	1996	Director

Craig H. Weber	45	2002	Director

John B. Williamson, III	50	2004	Director

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors. Mr. Wilkin was first elected a Director and was named Chief Financial Officer and Senior Vice President of the Company in September 2001. In December 2001, Mr. Wilkin became Acting-President in addition to his role as Chief Financial Officer, and on April 11, 2002 he was named President by the Board of Directors. Prior to joining the Company, Mr. Wilkin served as Senior Vice President, Chief Financial Officer and

Treasurer of homebytes.com, incorporated (“Homebytes”), a nationally licensed real estate brokerage company. Mr. Wilkin joined Homebytes in January 2000. He also was Senior Vice President and Chief Financial Officer of Owners.com, Inc., a subsidiary of Homebytes. On June 1, 2001, both Homebytes and Owners.com, Inc. filed for bankruptcy protection. Mr. Wilkin previously practiced law for over 5 years concentrating on mergers and acquisitions, corporate finance, and general corporate matters. He worked at two law firms, McGuireWoods LLP in Richmond, Virginia and Kirkland & Ellis in Washington, D.C. A CPA since 1986, Mr. Wilkin practiced with Coopers & Lybrand (a predecessor to PricewaterhouseCoopers) before returning to graduate business school and law school. Mr. Wilkin earned his MBA from the Darden School at the University of Virginia, is a graduate of the University of Virginia School of Law, and received his undergraduate degree from McIntire School of Commerce at the University of Virginia.

Mr. Huybrechts was named Senior Vice President of Operations on May 24, 2004. Prior to May 24, 2004, and since joining the Company in 1986, Mr. Huybrechts was Senior Vice President of Sales. Mr. Huybrechts was elected a Director of the Company in August 1995. Prior to joining the Company, Mr. Huybrechts worked at ITT’s Electro-Optical Products Division for 10 years in marketing, sales and research and development in fiber optic communications. Mr. Huybrechts has served on the Board of Directors of Cybermotion Inc. since 1998. Mr. Huybrechts holds bachelors and masters degrees in electrical engineering from Carnegie Mellon University.

Mr. Frazier was elected a Director of the Company in April 1996. Mr. Frazier is currently President and Chief Executive Officer of R. Frazier, Inc., 1st Choice Financial and 1st Manufacturers Computer Outlet, together a consortium of privately held companies that sell, service and finance electronic products to the home user market. Mr. Frazier founded R. Frazier, Inc. in 1988. Mr. Frazier was self-employed in various chemical and engineering businesses prior to the founding of R. Frazier, Inc. Mr. Frazier earned a bachelors degree in chemistry from Virginia Military Institute.

Mr. Holland was elected a Director of the Company in April 1996. Mr. Holland is President of Cybermotion Inc., a company he co-founded in 1984. Mr. Holland’s previous employment experience includes the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber. Mr. Holland holds numerous patents in fiber optics and robotics and is the author of three books. His most recent book, Designing Autonomous Mobile Robots – Inside the Mind of an Intelligent Machine, was published in 2003.

Mr. Weber was elected a Director of the Company in February 2002. Mr. Weber currently is Managing Partner of Hollymeade Group, LLC, a real estate investment firm that he founded in November 2003 and President of Hollymeade Land Services, LLC, a landscape construction firm that he founded in January 2005. Previously, Mr. Weber was employed by Whitlock eBusiness Solutions, a business and technology consulting firm based in Richmond, Virginia, as President from July 2001 until February 2003 and as Chief Executive Officer from February 2003 until November 2003. Prior to joining Whitlock eBusiness Solutions, Mr. Weber was employed by homebytes.com incorporated (“Homebytes”), a nationally licensed real estate brokerage company from August 1999 until May 2001. He served on the board of directors and in various executive officer capacities at Homebytes, including Executive Vice President and Chief Operating Officer. He also served as an executive officer and board member of Owners.com, Inc., a subsidiary of Homebytes. On June 1, 2001, both Homebytes and Owners.com, Inc. filed for bankruptcy protection. From 1997 to 1999, Mr. Weber was Vice President of Business Development and Chief Legal and Administrative Officer at Walco International, Inc. a national distributor of pharmaceuticals and other products used in the commercial production of food animals headquartered in Dallas/Ft. Worth, Texas. Prior to that, Mr. Weber practiced law for over 12 years concentrating on corporate finance, mergers and acquisitions and general corporate matters. He worked at two law firms, McGuireWoods LLP in Richmond, Virginia, where he was a partner, and Sullivan & Cromwell in New York, New York. Mr. Weber earned his MBA from the College of William and Mary, his law degree from the University of Virginia and his undergraduate degree from Cornell University.

Mr. Williamson was elected a Director of the Company in July 2004. Mr. Williamson is President, Chief Executive Officer and Chairman of the Board of RGC Resources, Inc. (Nasdaq NM: RGCO) located in Roanoke, Virginia. RGC provides natural gas sales and services in western Virginia. Mr. Williamson joined the predecessor to RGC Resources in 1992 and has served in a number of leadership capacities with that company, including Vice President of Rates and Finance, before becoming Chief Executive Officer and President in 1999, and later being named Chairman. Mr. Williamson serves on the board of directors of NTELOS, Inc., a regional cell phone service provider, the board of directors of Botetourt Bankshares, Inc. and the community board of directors of the Lewis-Gale Medical Center. He also serves on the boards of directors of a number of community businesses and charitable organizations. Mr. Williamson earned his MBA from the College of William and Mary and received his undergraduate degree from Virginia Commonwealth University.

Code of Ethics

The Board adopted on February 10, 2004, a Code of Business Conduct and Ethics that applies to each of the Company’s directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be found on the Company’s web site at www.occfiber.com. The Code of Business Conduct and Ethics sets forth the Company’s policies and expectations on a number of topics, including: Compliance with laws, rules and regulations; Conflicts of Interest; Insider Trading; Corporate Opportunities; Competition and Fair Dealing; Discrimination and Harassment; Health and Safety; Record-Keeping; Confidentiality; Protection and Proper Use of Company Assets; Prohibitions Against Payments to Government Personnel; Waivers of the Code of Business Conduct of Ethics; Amendments; Reporting any Illegal or Unethical Behavior; and Compliance Procedures.

The Audit Committee reviews the Code of Business Conduct and Ethics on an as needed basis, and proposes or adopts additions or amendments to the Code of Business Conduct and Ethics as appropriate.

The Board also adopted on February 10, 2004, a Code of Ethics for Chief Executive Officer and Senior Financial Officers, which applies to the President and Chief Executive Officer, the Chief Financial Officer and the Controller. The Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found on the Company’s web site at www.occfiber.com. Under the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Chief Executive Officer and senior financial officers have agreed to abide by principles governing their professional and ethical conduct.

The Audit Committee reviews the Code of Ethics for Chief Executive Officer and Senior Financial Officers on an as needed basis, and proposes or adopts additions or amendments to the Code of Ethics for Chief Executive Officer and Senior Financial Officers as appropriate.

Compensation of Directors

Each non-employee Director was paid an annual cash retainer of $15,000, or a pro-rata share in the event that membership on the Board of Directors was for a partial year. Members of the Audit Committee and the Compensation Committee were each paid an additional $3,000 and $2,000, respectively, or a pro-rata share in the event that membership on the committee was for a partial year. Each non-employee Director also received 1,500 Common Shares as compensation for their service. Additionally, each non-employee Director was paid $500 for each meeting that he attended, including board and committee meetings. The Company reimbursed the non-employee Directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors or any of its committees. Management Directors did not receive any compensation for their services as Directors other than the compensation they receive as employees of the Company.

Meetings of the Board of Directors and Committees

The Board of Directors held a total of nine meetings during the Company’s fiscal year ended October 31, 2004. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which each Director served or, in the event that membership was for a partial year, at least 75% of the meetings occurring during the period of membership. It is the policy of the Company that Directors attend annual meetings of shareholders. All of the Directors of the Company at the time of the last annual meeting of shareholders attended that meeting. The Board of Directors has determined that each of Messrs. Frazier, Holland, Weber and Williamson qualify as independent directors in accordance with the listing standards and rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

Shareholders may send communications to the Board of Directors by mailing the same addressed to Board of Directors (or addressed to a specific individual director), Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

From November 1, 2003 until March 9, 2004, the Audit Committee was comprised of Messrs. Frazier, Holland and Weber. Effective with the Company’s 2004 annual meeting of shareholders held on March 9, 2004, Mr. Holland resigned from the Audit Committee. Mr. Holland resigned because although he was and is considered independent under the listing standards of Nasdaq, immediately after the Company’s 2004 annual meeting of shareholders he would no longer be considered independent under the SEC’s new audit committee independence standards as a result of performing consulting services for us in exchange for fees. In July 2004, Mr. Williamson joined the Audit Committee. Messrs. Frazier, Weber and Williamson are considered independent under the listing standards of Nasdaq and the SEC’s audit committee independence standards. Each of Messrs. Frazier, Weber and Williamson are financially sophisticated. While the Board of Directors believes that one or more members of the Audit Committee would qualify as an Audit Committee Financial Expert, as such term is defined under Item 401(h) of Regulation S-K, the Board of Directors has not yet designated which member of the Audit Committee will be its financial expert. The Board of Directors anticipates that it will designate an Audit Committee Financial Expert at the next meeting of the Board of Directors immediately following the annual meeting of shareholders. The Audit Committee met nine times during the fiscal year.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached to last year’s proxy statement and is on the Company’s web site at www.occfiber.com. The Audit Committee selects, subject to shareholders’ ratification, the independent registered public accounting firm of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company’s independent registered public accounting firm, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties.

From November 1, 2003 through December 30, 2003, the Compensation Committee was comprised of Messrs. Frazier, Holland and Weber. As of December 30, 2003, Mr. Holland resigned from the Compensation Committee. During the remainder of the fiscal year, the Compensation Committee was comprised of Messrs. Frazier and Mr. Weber. The Compensation Committee met five times during the fiscal year. The Compensation Committee and Board of Directors, as appropriate, have administered the Optical Cable Corporation 1996 Stock Incentive Plan (the “1996 Stock Incentive Plan”). Upon approval by the shareholders, the Compensation Committee and the Board of Directors, as appropriate, will administer the Optical Cable Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) which will replace the 1996 Stock Incentive Plan. Since December 2001, the Compensation Committee has consisted of only non-employee Directors.

The Compensation Committee: (i) reviews and approves all compensation for the President and Chief Executive Officer; (ii) reviews and approves the President and Chief Executive Officer’s employment agreement, if any; (iii) reviews recommendations made by the President and Chief Executive Officer with respect to compensation for all executive officers other than the President and Chief Executive Officer;

(iv) reviews recommendations made by the President and Chief Executive Officer with respect to employment agreements, if any, for all executive officers other than the President and Chief Executive Officer; (v) reviews recommendations made by the President and Chief Executive Officer with respect to, and approves and administers, the annual management incentive plan, if any, for officers and managers of the Company; (vi) establishes the individual goals for the President and Chief Executive Officer under any annual management incentive plan; and (vii) carries out related responsibilities required by the rules of the U.S. Securities and Exchange Commission. The 1996 Stock Incentive Plan is, and any successor plan will be, administered by the Compensation Committee or the full Board of Directors, as appropriate.

The Company does not have a nominating committee because the Company has determined that since it only has six Directors, a nominating committee is not necessary. Any discussions regarding a new director would be discussed with the entire Board of Directors. Following any discussion with the entire Board of Directors, the Company’s independent directors, Messrs. Frazier, Holland, Weber and Williamson would determine and vote as to whether the individual named will be nominated to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

PROPOSAL NO. 2

ADOPTION OF THE

2005 STOCK INCENTIVE PLAN

The Company is seeking approval for the adoption of the Optical Cable Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) and the reservation of 1,000,000 Common Shares for issuance under the 2005 Stock Incentive Plan. If adopted, the 2005 Stock Incentive Plan will become effective on March 29, 2005 following the annual meeting of shareholders.

The 2005 Stock Incentive Plan is integral to the Company’s compensation strategy and programs. The Board believes that the 2005 Stock Incentive Plan will help the Company recruit, motivate and retain the caliber of employees essential to the Company’s success, and will further align the interests of those employees with the interests of the Company’s shareholders.

The 2005 Stock Incentive Plan will permit grants of stock options, restricted stock, restricted stock units, stock appreciation rights and performance grants. Shareholder approval of the 2005 Stock Incentive Plan will permit performance-based awards, as discussed below, to qualify for deductibility under Section 162(m) of the Internal Revenue Code (the “Code”).

Awards and grants under the 2005 Stock Incentive Plan are referred to as “Incentive Awards.” Those persons eligible to receive Incentive Awards under the 2005 Stock Incentive Plan are referred to as “Participants.” Participants include all present and future employees of the Company and its subsidiaries.

The following summary of the material aspects of the 2005 Stock Incentive Plan is qualified in its entirety by reference to the full text of the 2005 Stock Incentive Plan which is attached to this proxy statement as Appendix A.

Administration of the Plan

The 2005 Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee will have full authority, subject to the provisions of the 2005 Stock Incentive Plan to, among other things, determine the employees to whom Incentive Awards will be granted, the type of Incentive Awards to be granted, the number of shares to be made subject to Incentive Awards, the exercise price and other terms and conditions of the Incentive Awards and to interpret the 2005 Stock Incentive Plan. The Compensation Committee may prescribe, amend and rescind the rules and regulations relating to the 2005 Stock Incentive Plan, and may delegate certain administrative powers to officers of the Company. In no event, however, may the Compensation Committee delegate its authority to grant Incentive Awards. It is intended that the members of the Compensation Committee be “non-employee directors” within the meaning of Section 16 under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Code, and meet other applicable requirements established by Nasdaq.

Eligibility

All present and future employees of the Company and its subsidiaries are eligible to receive Incentive Awards under the 2005 Stock Incentive Plan if the Compensation Committee determines that they have contributed, or can be expected to contribute, significantly to the Company or any of its subsidiaries. The Compensation Committee has the power and complete discretion to select eligible employees to receive Incentive Awards and to determine the type of award and its terms and conditions.

Approximately 182 employees would be eligible to receive awards under the 2005 Stock Incentive Plan if effective today.

Common Shares Available for Incentive Awards

A maximum of 1,000,000 shares of the Company’s Common Shares will be available for issuance under the 2005 Stock Incentive Plan, subject to adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or other similar corporate transaction or event. In addition, no more than 150,000 Common Shares may be allocated to the Incentive Awards that are granted during any single taxable year of the Company to any Participant.

Common Shares covered by an Incentive Award granted under the 2005 Stock Incentive Plan will not be counted as used under the 2005 Stock Incentive Plan unless and until they are actually issued and delivered to a Participant. Common Shares allocable to Incentive Awards that terminate, lapse or are forfeited for any reason will again be available for grant under the 2005 Stock Incentive Plan. In addition, Common Shares that a Participant exchanges to pay the exercise price of an option, that are retained by the Company to pay applicable tax withholding on an Incentive Award, and shares allocated to an Incentive Award that is settled in cash also will be available again for grant under the 2005 Stock Incentive Plan. Finally, shares covered by a stock appreciation right shall be counted as used only if the shares are actually issued to the Participant.

The Compensation Committee has the authority to make an Incentive Award subject to the surrender or cancellation of an outstanding option. However, the new Incentive Award may not be made in the form of an option if the exercise price of the new option is less than the exercise price of the surrendered or cancelled option, unless otherwise approved by the Company’s shareholders. In addition, the new Incentive Award may not be, without shareholder approval, in the form of restricted stock if the exercise price of the option surrendered or cancelled exceeds the fair market value of Common Shares allocated to the option on the date of surrender or cancellation.

The Company’s Common Shares are traded on the Nasdaq National Market. The last reported sales price of the Company’s Common Shares on February 16, 2005 was $5.30 per share.

Types of Incentive Awards That May Be Granted Under the Plan.

The following types of Incentive Awards may be granted under the 2005 Stock Incentive Plan:

Stock Options and Stock Appreciation Rights. The Compensation Committee may grant options to eligible Participants and establish the terms and conditions for exercising an option. Stock appreciation rights may be granted on all or any part of an option, and also are subject to terms and conditions set by the Compensation Committee. Stock appreciation rights also may be granted separately from an option.

The exercise price of an option will be at least 100% of the fair market value of Company Common Shares on the date that the option is granted. No option may be exercised more than 10 years after the date on which it was granted, or after such shorter period as may be required by the Code. The options may be either incentive stock options or non-statutory options. Incentive stock options are options which satisfy Section 422 of the Code and the regulations thereunder. Non-statutory options do not satisfy section 422 of the Code. For purposes of the Plan, fair market value means the closing sales prices of a Common Share (as reported by Bloomberg or other financial reporting service) as of the date of grant or such other date for which the value of Company Common Shares must be determined.

Payment for shares purchased upon exercise of an option must be made in full in cash, or if permitted by the Compensation Committee, by delivery of shares owned by the Participant having a fair market value on the date of transfer equal to the exercise price, or in such other manner as may be authorized by the Compensation Committee.

A stock appreciation right entitles the Participant to receive an amount equal to the excess of (i) the fair market value on the date of exercise of Company Stock covered by the surrendered stock appreciation right over (ii) the fair market value of Company Stock on the date the stock appreciation right was granted. The award may be paid in Company Stock or cash, or both.

Restricted Stock Awards. The Compensation Committee may grant restricted stock under the Plan, which will be Company Common Shares subject to certain terms and conditions. The Participant will not be able to sell or transfer the restricted stock until the restrictions stated in the award agreement have been met, which may include the achievement of performance goals (as described below). The restricted stock will be forfeited if the restrictions are not met. The minimum period over which the restrictions of any award of restricted stock (that is not subject to a performance goal) may lapse is ratably over three years from the date of grant. The minimum restriction period applicable to any award of restricted stock that is subject to a performance goal is one year from the date of grant.

Restricted Stock Unit Awards. The Compensation Committee may grant restricted stock units, which will be the right to receive Company Common Shares or cash subject to certain terms and conditions. Unlike grants of restricted stock, no shares are issued at grant. Such restrictions may include the achievement of performance goals (as described below). Similar to restricted stock, restricted stock units cannot be sold or transferred by a Participant until the applicable restrictions expire or have been met. Upon the lapse of restrictions, a restricted stock unit entitles a participant to receive Common Shares or cash equal to the fair market value of a Common Share on the date the restrictions lapse. The minimum period over which the restrictions of any award of restricted stock (that is not subject to a performance goal) may lapse is ratably over three years from the date of grant. The minimum restriction period applicable to any award of restricted stock that is subject to a performance goal is one year from the date of grant.

Performance Grants. Performance grants are subject to the achievement of pre-established performance goals and are administered to comply with the requirements of Section 162(m) of the Code. Performance goals use objective and quantifiable performance criteria. The performance criteria that the Compensation Committee may use in establishing performance goals are total shareholder return, stock price, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, return on equity, or return on some defined set of assets, capital or equity as defined by the Compensation Committee. Performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index. The Compensation Committee sets target and maximum amounts payable under the performance grant. The Participant receives the appropriate payments at the end of the performance period if the performance goals (and other terms and conditions of the award) are met. The actual payments under a performance grant can be made in cash, Company Stock, or both, as determined by the Compensation Committee. The minimum restriction period applicable to any performance grant award is one year from the date of grant.

The aggregate maximum cash amount payable under the 2005 Stock Incentive Plan in any single taxable year of the Company to any Participant cannot exceed $2,000,000. The Compensation Committee must make performance grants prior to the earlier of the 90th day of the period for which the performance grant relates or the completion of 25% of such period.

Change of Control

When granting Incentive Awards, the Compensation Committee may allow the awards to become fully exercisable, vested or payable upon the occurrence of a change of control (as defined in the 2005 Stock Incentive Plan).

Term of the 2005 Stock Incentive Plan

The 2005 Stock Incentive Plan will become effective on March 29, 2005 if approved by the Company’s shareholders, as described below. The 2005 Stock Incentive Plan will automatically terminate at the close of business on February 17, 2015.

Termination of the 2005 Stock Incentive Plan

The Board may terminate the 2005 Stock Incentive Plan at any time. Termination will not adversely affect any Incentive Award outstanding at the time of termination.

Amendment of the Plan or Incentive Awards

The Board may amend or terminate the 2005 Stock Incentive Plan in any manner as it deems advisable. However, if and to the extent required by the Code or Nasdaq, shareholders must approve amendments that would (i) increase the number of shares of Company Stock that are reserved and available for issuance under the 2005 Stock Incentive Plan; (ii) materially modify the requirements as to eligibility to participate in the 2005 Stock Incentive Plan; (iii) materially increase the benefits that Participants may receive under the 2005 Stock Incentive Plan; or (iv) expand the types of Incentive Awards provided for under the 2005 Stock Incentive Plan. The Board can amend unilaterally the 2005 Stock Incentive Plan (subject to the foregoing limitations) and Incentive Awards as it deems appropriate (to the extent set forth in the 2005 Stock Incentive Plan) to ensure that the 2005 Stock Incentive Plan and Incentive Awards comply with any section of the Code and with SEC Rule 16b-3.

Transferability of Incentive Awards

Non-statutory stock options and stock appreciation rights may be transferable by a Participant and exercised by someone other than the Participant only if permitted under the terms of the Incentive Award. Incentive stock options are not transferable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant. Restricted stock awards are not transferable until restrictions related to such awards lapse or are terminated.

New Plan Benefits

No Incentive Awards have been granted to date under the 2005 Stock Incentive Plan, although Incentive Awards could be granted during 2005 if the 2005 Stock Incentive Plan is approved by the Company’s shareholders. Because the amount of awards to be received by any Participant is determined by the Compensation Committee in its sole discretion, the amount of future awards to be granted to any employee or group of employees under the 2005 Stock Incentive Plan in any particular year is not currently determinable.

Federal Income Tax Consequences

The following is a brief summary of the federal tax consequences for the types of Incentive Awards that may be granted under the 2005 Stock Incentive Plan:

Incentive Stock Options. A Participant does not generally recognize taxable income upon the grant or upon the exercise of an incentive stock option. Upon the sale of incentive stock option shares, the Participant recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Participant has not disposed of the stock within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when a Participant dies.

The exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax.

If a Participant sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the Participant recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Participant has held the incentive stock option shares prior to disposition. In the year of disposition, the Company receives the federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes as a result of the disposition.

Nonstatutory Stock Options. A Participant does not recognize taxable income upon the grant of a nonstatutory stock option. Upon the exercise of such a stock option, the Participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the non-statutory stock option on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the Participant recognizes upon the exercise of the non-statutory stock option.

Restricted Stock. A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A Participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the awards if, at any time, the Participant had filed a timely election to accelerate recognition of income).

Other Incentive Awards. A Participant will realize ordinary income in an amount equal to any cash and the fair market value of any shares of Company Stock that are paid or delivered in connection with settlement of a stock appreciation right, a restricted stock unit or a performance grant. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income that the Participant has recognized. However, these types of Incentive Awards generally are subject to special federal income tax rules that apply to “nonqualified deferred compensation plans” that were enacted as part of the American Jobs Creation Act of 2004 (the “Act”), and which became effective on January 1, 2005. Failure to comply with the new rules or qualify for an exemption could result in significant adverse tax results to Participants, including immediate taxation of benefits under the Incentive Award, a penalty of 20 percent of the benefits under the Incentive Award (and benefits under other Incentive Awards subject to the Act), plus a special interest payment. It is possible that the tax consequences described above for certain types of Incentive Awards will change as a result of interpretations of the Act to be issued by federal tax authorities. The Board intends to exercise its discretionary authority to amend the 2005 Stock Incentive Plan as it deems appropriate to cause the 2005 Stock Incentive Plan to comply with the Act, consistent with the interpretations of federal tax authorities. In exercising this authority, the Board may, among other actions, eliminate the availability of one or more types of Incentive Awards. In addition, the 2005 Stock Incentive Plan and Incentive Awards granted under the 2005 Stock Incentive Plan will be operated with the intent to comply with the Act or to qualify for one or more exemptions from the Act.

Million Dollar Deduction Limit.

The Company may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either the Company’s Chief Executive Officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that Incentive Awards in the form of stock appreciation rights, performance-based restricted stock, performance-based restricted stock units and performance grants will constitute qualified performance-based compensation and, as such, will be exempt from the $1 million limitation on deductible compensation.

Approval by Shareholders.

In order to be adopted, the 2005 Stock Incentive Plan must be approved by the affirmative vote of a majority of the total votes cast on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2005 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3

ADOPTION OF AMENDED

2004 NON-EMPLOYEE DIRECTORS STOCK PLAN

The Company is seeking approval to amend the Optical Cable Corporation 2004 Non-Employee Directors Stock Plan (the “Directors Plan”).

The complete text of the Directors Plan including proposed amendments is attached as Appendix B to this proxy statement. The following summary of certain provisions of the Directors Plan and of the proposed amendments is qualified by reference to the text of the Directors Plan as amended.

Background

At the March 9, 2004 annual meeting, shareholders approved the adoption of the Directors Plan and the reservation of 250,000 Common Shares for issuance pursuant to awards made under the Directors Plan. Adjustments will be made in the aggregate number of shares that may be issued under the Directors Plan in the event of a change affecting the Company’s Common Shares, such as stock dividends, stock splits, subdivisions, consolidation of shares or similar changes in capitalization.

The Directors Plan authorizes the Board to pay all or a part of director fees in the form of stock grants (“Stock Awards”) to Board members who are not full-time employees of the Company. The Company’s Board of Directors administers the Directors Plan. Subject to the terms of the Directors Plan, the Board has the complete discretion to determine when to grant Stock Awards, whether eligible Directors will receive Stock Awards, and the number of Common Shares to be allocated to each Stock Award. The Company’s Board of Directors may impose such other restrictions and requirements as it may deem appropriate. The Directors Plan is intended to conform to the provisions of Rule 16b-3. In general, Stock

Awards may not be sold, transferred, pledged, or otherwise encumbered or disposed of until the passage of six months from the date of grant.

On May 17, 2004, the Board of Directors granted 1,500 Common Shares to each of three members of the Board initially qualified to receive Common Shares under the Directors Plan. On July 15, 2004, the Board of Directors granted 1,500 Common Shares to a new member of the Board of Directors under the Director’s Plan.

Federal Income Tax Consequences

A participating Director will incur federal income tax when granted a Stock Award. In general, a participating Director who has received a Stock Award will include in gross income as compensation income an amount equal to the fair market value of the shares of the Stock Award at the time of grant. Such amount will be included in income in the tax year in which such grant occurs. This summary of federal income tax consequences of Stock Awards granted under the Directors Plan does not purport to be complete. State, local and foreign income taxes also may be applicable to the transactions described above.

As originally approved, the Directors Plan allowed the Board of Directors, in its sole discretion, to add a deferral feature to the Directors Plan that would allow a participating Board member to defer receipt of Stock Awards to a later tax period.

Modification of the Plan

The Board of Directors may terminate or amend the Directors Plan in such respects as it deems advisable, provided that no change will be made that increases the total number of Common Shares reserved for issuance under the Directors Plan unless such change is approved by the shareholders of the Company. If not sooner terminated by the Company’s Board of Directors, the Directors Plan will terminate at the close of business on March 8, 2014.

Proposed Amendments to the Plan

Clarification Amendments

These amendments simply clarify and amplify some of the actions and procedures that the Board of Directors would have followed, and in fact has followed, in the administration of the Directors Plan.

The Directors Plan is being amended to add the following specific provisions:

•	Any Stock Award will be in lieu of part or all of the cash compensation otherwise payable to the director.

•	If a portion of the compensation paid to an eligible director for a specified period is paid in the form of a Stock Award, then all eligible directors will be paid the same portion of their compensation in the form of a Stock Award rather than cash.

•	Shareholders must approve any amendment to the Directors Plan that would (i) materially increase benefits, (ii) materially increase the aggregate number of Common Shares that may be issued under the Directors Plan (except in the case of an event affecting the capitalization of the Company), or (iii) materially modify the eligibility requirements.

Other Amendment

Since the adoption of the Directors Plan, Congress amended the Internal Revenue Code to add a new Section 409A, which imposes significant new restrictions on the deferral of receipt of compensation paid by a company to its employees, executives and directors. To avoid any potential tax penalties under Section 409A, therefore, the Directors Plan is being amended effective January 1, 2005, to prohibit any deferral of the receipt of the awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED TO THE 2004 NON-EMPLOYEE DIRECTORS STOCK PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected, subject to ratification by the shareholders, the firm of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2005 and the first quarter of fiscal year 2006. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment. In the event the shareholders do not ratify the selection of KPMG LLP, the selection of another independent registered public accounting firm will be considered by the Audit Committee.

A representative of KPMG LLP is expected to attend the annual meeting. The representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005 AND THE FIRST QUARTER OF FISCAL YEAR 2006.

BENEFICIAL OWNERSHIP OF COMMON SHARES

Except as noted below, the following table sets forth information as of February 10, 2005 regarding the beneficial ownership of the Company’s Common Shares of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding Common Shares, (ii) each director and nominee of the Company, (iii) each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”) and (iv) all executive officers and Directors and nominees of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

Name and Address	No. of Shares		Percent of Class
Neil D. Wilkin, Jr.	187,093	(1)	3.23%
Luke J. Huybrechts	65,876	(2)	1.14%
Charles W. Carson	45,597	(3)	*
Tracy G. Smith	38,708	(4)	*
Randall H. Frazier	5,041	(5)	*
John M. Holland	6,041	(6)	*
Craig H. Weber	37,766	(7)	*
John B. Williamson, III	3,562	(8)	*
FMR Corp	544,927		9.40%
All Directors and executive officers as a group (8 persons)	389,684		6.72%

*	Less than 1%

(1)	Includes 27,343 shares that Mr. Wilkin may acquire within 60 days of the date hereof through the exercise of stock options granted pursuant to the 1996 Stock Incentive Plan, and 40,000 shares that Mr. Wilkin may acquire within 60 days of the date hereof through the exercise of warrants purchased by Mr. Wilkin from third parties in arms length transactions. Also includes 45,000 shares of restricted stock granted on December 17, 2004 and 28,500 shares of restricted stock granted on December 30, 2003 pursuant to the 1996 Stock Incentive Plan, portions of which are still subject to forfeiture. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Mr. Wilkin owns 45,124 Common Shares jointly with his wife, who shares voting and investment power as to those shares. Additionally, the warrants owned by Mr. Wilkin are held jointly with his wife who shares investment power as to the warrants. Mr. Wilkin disclaims beneficial ownership of 460 shares held by his minor children and which are excluded from the number of shares set forth above.

(2)	Includes 16,486 shares that Mr. Huybrechts may acquire within 60 days of the date hereof through the exercise of stock options granted pursuant to the 1996 Stock Incentive Plan, and 3,140 shares that Barbara Huybrechts, his wife, may acquire within 60 days of the date hereof through the exercise of options granted pursuant to the 1996 Stock Incentive Plan. Also includes 5,000 shares that Mr. Huybrechts may acquire within 60 days of the date hereof through the exercise of warrants purchased by Mr. Huybrechts from third parties in arms length transactions. Also includes 21,000 shares of restricted stock granted on December 17, 2004 and 20,000 shares of restricted stock granted on December 30, 2003 pursuant to the 1996 Stock Incentive Plan, portions of which are still subject to forfeiture. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Mr. Huybrechts owns 250 Common Shares jointly with his wife, who shares voting and investment power as to those shares. Additionally, the warrants owned by Mr. Huybrechts are held jointly with his wife who shares investment power as to the warrants.

(3)	Includes 5,000 shares that Mr. Carson may acquire within 60 days of the date hereof through the exercise of warrants purchased by Mr. Carson from third parties in arms length transactions. Also includes 21,000 shares of restricted stock granted on December 17, 2004 and 19,597 shares of restricted stock granted on December 30, 2003 pursuant to the 1996 Stock Incentive Plan, portions of which are still subject to forfeiture. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. The warrants owned by Mr. Carson are held jointly with his wife, who shares investment power as to the warrants.

(4)	Includes 2,750 shares that Ms. Smith may acquire within 60 days of the date hereof through the exercise of stock options granted pursuant to the 1996 Stock Incentive Plan, and 2,500 shares that Ms. Smith may acquire within 60 days of the date hereof through the exercise of warrants purchased by Ms. Smith from a third party in an arms length transaction. Also includes 18,500 shares of restricted stock granted on December 17, 2004 and 14,208 shares of restricted stock granted on December 30, 2003 pursuant to the 1996 Stock Incentive Plan, portions of which are still subject to forfeiture. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Ms. Smith owns 750 Common Shares jointly with her husband, who shares voting and investment power as to those shares. Additionally, the warrants owned by Ms. Smith are held jointly with her husband who shares investment power as to the warrants.

(5)	Includes 1,041 shares that Mr. Frazier may acquire through the exercise of stock options within 60 days of the date hereof, and 2,500 shares that Mr. Frazier may acquire within 60 days of the date hereof through the exercise of warrants purchased by Mr. Frazier from a third party in an arms length transaction.

(6)	Includes 1,041 shares that Mr. Holland may acquire through the exercise of stock options within 60 days of the date hereof, and 3,500 shares that Mr. Holland may acquire within 60 days of the date hereof through the exercise of warrants purchased by Mr. Holland from a third party in an arms length transaction.

(7)	Includes 1,041 shares that Mr. Weber may acquire through the exercise of stock options within 60 days of the date hereof, and 7,500 shares that Mr. Weber may acquire within 60 days of the date hereof through the exercise of warrants purchased by Mr. Weber from third parties in arms length transactions.

(8)	Mr. Williamson owns 2,062 Common Shares jointly with his wife, who shares voting and investment power as to those shares.

EXECUTIVE OFFICERS

The current executive officers of the Company are: Neil D. Wilkin, Jr., Chairman of the Board, President and Chief Executive Officer; Luke J. Huybrechts, Senior Vice President of Operations; Charles W. Carson, Senior Vice President of Marketing and Sales; and Tracy G. Smith, Vice President and Chief Financial Officer. See the information concerning nominees for Directors above for certain information concerning Messrs. Wilkin and Huybrechts.

Charles W. Carson, age 59, became Senior Vice President of Marketing and Sales on May 24, 2004. Mr. Carson was Senior Vice President of Marketing and Strategy from January 2, 2003 through May 24, 2004. Mr. Carson joined the Company from Pirelli Cable, where he worked for a total of 13 years, most recently holding the position of Vice President of Marketing and Customer Service. Mr. Carson has over 20 years of business experience in fiber optic cable.

Tracy G. Smith, age 37, became the Vice President and Chief Financial Officer on September 16, 2003. Prior to becoming Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Controller from May 1, 2002 through September 15, 2003. Ms. Smith was named Secretary of the Company effective June 22, 2004. Prior to joining the Company, Ms. Smith was the Corporate Controller for RBX Corporation. Ms. Smith is a CPA and has over 12 years of experience in public accounting with KPMG LLP. Ms. Smith left KPMG LLP in December of 2001.

There are no family relationships among the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the fiscal year ended October 31, 2004.

Summary Compensation Table

	Fiscal Years	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position		Salary ($)	Bonus ($)		Other Annual Compensation ($)			Options Granted (#)(5)	All Other Compensation ($) (6)
Neil D. Wilkin, Jr. Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	$250,000 250,000 120,000	$198,868 73,208 252,648		$	— 4,805 42,000	(1) (2)	28,000 — —	$9,856 19,677 4,612

Luke J. Huybrechts, Sr. Vice President of Operations	2004 2003 2002	$175,000 175,000 113,820	$80,200 51,036 116,467			— — —		20,000 — 15,625	$10,330 14,341 11,545

Charles W. Carson, Sr. Vice President of Marketing and Sales	2004 2003 2002	$175,000 145,830 —	$80,200 67,530 —	(3)	$	— 23,459 —	(4)	20,000 — —	$10,000 — —

Tracy G. Smith, Vice President and Chief Financial Officer	2004 2003 2002	$133,000 101,755 —	$39,333 22,318 —			— — —		14,500 — —	$10,757 6,777 —

(1)	Amount represents relocation expenses paid to Mr. Wilkin on December 31, 2003, above the amount estimated and accrued as of October 31, 2002, as agreed by the Compensation Committee. See also (2) below.

(2)	Amount represents an accrued estimate, as of October 31, 2002, of certain relocation expenses to be paid to Mr. Wilkin, as agreed by the Compensation Committee, in consideration for Mr. Wilkin agreeing to accelerate his relocation to Roanoke, Virginia.

(3)	Amount includes a $25,000 signing bonus paid to Mr. Carson.

(4)	Amount represents relocation expenses paid to Mr. Carson.

(5)	Includes restricted share awards

(6)	These amounts represent the Company’s contributions to the Company’s 401(k) retirement savings plan on behalf of the individual executive officers.

Stock Option Grants

The Company did not grant any stock options in the last fiscal year.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning stock options exercised during the fiscal year ended October 31, 2004 by executive officers named in the Summary Compensation Table above and the value of unexercised options held by such executive officers as of October 31, 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at October 31, 2004 ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Neil D. Wilkin, Jr.	—	$—	23,437	7,813	$—	$—
Luke J. Huybrechts	—	—	13,971	5,357	—	—
Charles W. Carson	—	—	—	—	—	—
Tracy G. Smith	—	—	2,500	2,500	—	—

(1)	Represents the difference between the exercise price of the outstanding options and the closing price of the Common Shares on the date the option was exercised.

(2)	Represents the difference between the exercise price of the outstanding options and the closing price of the Common Shares on October 31, 2004, which was $4.59 per share.

Employment Agreements

Neil D. Wilkin, Jr. (Chairman of the Board, President and Chief Executive Officer)

Mr. Wilkin is employed pursuant to an employment agreement dated as of November 1, 2002, approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Wilkin is paid an annual base salary of $250,000, which may be increased periodically. Additionally, during fiscal year 2004, Mr. Wilkin had an annual bonus opportunity under the Optical Cable Corporation 2004 Management Incentive Plan (the “2004 Management Bonus Plan”) equal to 40% of his annual base salary pursuant to the terms of his agreement. The amount of the annual bonus opportunity paid was dependent on the achievement of a quantified corporate EBITDA goal, with his actual bonus being levered up or down based on performance relative to that goal. Additionally, the Compensation Committee had the option, at its discretion, to increase or decrease the amount of the annual bonus (if any) by up to 20% of the amount of the bonus earned based on the achievement of specific individual goals. The maximum award payable to any individual participant in the 2004 Management Bonus Plan was 200% of the participant’s target bonus opportunity. Mr. Wilkin’s employment agreement also anticipates that he will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 1996 Stock Incentive Plan and any successor plans. The term of Mr. Wilkin’s employment agreement is three years, subject to certain renewal features. Mr. Wilkin is currently the Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Wilkin was paid a bonus of $198,838 pursuant to the 2004 Management Bonus Plan.

Luke J. Huybrechts (Senior Vice President of Operations)

Mr. Huybrechts is employed pursuant to an employment agreement, dated as of November 1, 2002, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Huybrechts is paid an annual base salary of $175,000, which may be increased periodically. Additionally, Mr. Huybrechts had an annual bonus opportunity under the 2004 Management Bonus Plan equal to 35% of his annual base salary pursuant to the terms of his agreement. The amount of the annual bonus opportunity paid was dependent on the achievement of a quantified corporate EBITDA goal, as well as achievement of certain quantified divisional goals and specifically identified divisional objectives, with his actual bonus being levered up or down based on performance relative to those goals. Additionally, the President and Chief Executive Officer had the option, at his discretion, to increase or decrease Mr. Huybrechts’ annual bonus (if any) by up to 20% of the amount of the bonus earned by Mr. Huybrechts based on his achievement of specific individual goals. Only the Compensation Committee could increase the aggregate amount payable under the 2004 Management Bonus Plan. Therefore, aggregate discretionary bonus increases for all participants could not exceed the aggregate discretionary bonus decreases for all participants without the approval of the Compensation Committee. The maximum award payable to any individual participant in the 2004 Management Bonus Plan was 200% of the participant’s target bonus opportunity. Mr. Huybrechts’ employment agreement also anticipates that he will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 1996 Stock Incentive Plan and any successor plans. The term of Mr. Huybrechts’ employment agreement is three years, subject to certain renewal features. Mr. Huybrechts was paid a bonus of $80,200 pursuant to the 2004 Management Bonus Plan.

Charles W. Carson (Senior Vice President of Marketing and Sales)

Mr. Carson is employed pursuant to an employment agreement, dated as of January 2, 2003, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Carson is paid an annual base salary of $175,000, which may be increased periodically. Additionally, Mr. Carson had an annual bonus opportunity under the 2004 Management Bonus Plan equal to 35% of his annual base salary pursuant to the terms of his agreement. The amount of the annual bonus opportunity paid was dependent on the achievement of a quantified corporate EBITDA goal, as well as achievement of certain quantified divisional goals and specifically identified divisional objectives, with his actual bonus being levered up or down based on performance relative to those goals. Additionally, the President and Chief Executive Officer had the option, at his discretion, to increase or decrease Mr. Carson’s annual bonus (if any) by up to 20% of the amount of the bonus earned by Mr. Carson based on his achievement of specific individual goals. Only the Compensation Committee could increase the aggregate amount payable under the 2004 Management Bonus Plan. Therefore, aggregate discretionary bonus increases for all participants could not exceed the aggregate discretionary bonus decreases for all participants without the approval of the Compensation Committee. The maximum award payable to any individual participant in the 2004 Management Bonus Plan was 200% of the participant’s target bonus opportunity. Mr. Carson’s employment agreement also anticipates that he will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 1996 Stock Incentive Plan and any successor plans. The term of Mr. Carson’s employment agreement is two years, subject to certain renewal features. Mr. Carson was paid $80,200 pursuant to the 2004 Management Bonus Plan.

Tracy G. Smith (Vice President and Chief Financial Officer)

Ms. Smith is employed pursuant to an employment agreement, dated as of December 10, 2004, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Ms. Smith is paid an annual base salary of $134,000, which may be increased periodically. Ms. Smith’s annual base salary was increased to $150,000, effective January 1, 2005. Additionally, Ms. Smith has an annual bonus opportunity under the 2005 Management Incentive Plan equal to 25% of her annual base salary pursuant to the terms of her agreement. Ms. Smith’s employment agreement also anticipates that she will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 1996 Stock Incentive Plan and any successor plans. The initial term of the agreement shall end on October 31, 2007, subject to certain renewal features.

Prior to December 10, 2004, Ms. Smith was employed without an employment agreement and was paid an annual salary of $134,000 during calendar year 2004. During fiscal year 2004, Ms. Smith participated in the 2004 Management Bonus Plan and was provided with a bonus opportunity equal to 20% of her annual base salary. The amount of the annual bonus opportunity paid was dependent on the achievement of a quantified corporate EBITDA goal, as well as achievement of certain quantified divisional goals and specifically identified divisional objectives, with her actual bonus being levered up or down based on performance relative to those goals. Additionally, the President and Chief Executive Officer had the option, at his discretion, to increase or decrease Ms. Smith’s annual bonus (if any) by up to 20% of the amount of the bonus earned by Ms. Smith based on her achievement of specific individual goals. Only the Compensation Committee could increase the aggregate amount payable under the 2004 Management Bonus Plan. Therefore, aggregate discretionary bonus increases for all participants could not exceed the aggregate discretionary bonus decreases for all participants without the approval of the Compensation Committee. The maximum award payable to any individual participant in the 2004 Management Bonus Plan was 200% of the participant’s target bonus opportunity. Ms. Smith was paid $39,333 pursuant to the 2004 Management Bonus Plan.

Compensation Committee Report on Executive Compensation

Compensation Committee Responsibilities

The responsibilities of the Compensation Committee of the Board of Directors include, among other things: (i) review and approval of all compensation for the President and Chief Executive Officer; (ii) review and approval of the President and Chief Executive Officer’s employment agreement, if any; (iii) review of recommendations made by the President and Chief Executive Officer with respect to compensation for all executive officers other than the President and Chief Executive Officer; (iv) review of recommendations made by the President and Chief Executive Officer with respect to employment agreements, if any, for all executive officers other than the President and Chief Executive Officer; (v) review of recommendations made by the President and Chief Executive Officer with respect to, and approval and administration of, the annual management incentive plan, if any, for key management personnel of the Company; (vi) establishment of the individual goals for the President and Chief Executive Officer under any annual management incentive plan; and (vii) carrying out related responsibilities required by the rules of the U.S. Securities and Exchange Commission. The Company’s 1996 Stock Incentive Plan is and any subsequently adopted stock incentive plan will be administered by the Board of Directors and the Compensation Committee of the Board of Directors, as appropriate. The Compensation Committee of the Board of Directors currently is composed of non-employee directors. The current members of the Compensation Committee are Messrs. Frazier and Weber.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its customers, its employees, and the communities in which the Company operates.

The Compensation Committee (in establishing compensation levels for the President and Chief Executive Officer) and the Company (in establishing compensation levels for other executives) considers many factors, including, but not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team as well as other employees. An officer must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development with new and existing customers, development of new products, efficient management and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Compensation Committee and the Company also consider: competitiveness of compensation packages relative to other comparable companies, both inside and outside of the fiber optic industry, and experience of the individual.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy and Strategy

In addition to the “Criteria for Compensation Levels” set forth above, the Company has a “Compensation Philosophy” for all employees of the Company (set forth below), and a “Compensation Strategy for Key Management Personnel” (set forth below), a substantial portion of which also applies to all employees of the Company.

Compensation Philosophy

The Company’s compensation philosophy is as follows:

•	The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans will strive to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.

•	The Company’s compensation plans will be strategy-focused, competitive, and recognize and reward individual and group contributions and results. The Company’s compensation plans will promote an alignment of the interests of employees with the interests of the shareholders by having a meaningful portion of compensation based on financial results and actions that will generate shareholder value over time.

•	In order to reward financial performance over time, the Company’s compensation programs generally will consist of: base compensation, short-term variable incentives and long-term variable incentives, as appropriate. Short-term variable incentives reward performance for periods of time covering one year or less. Long-term variable incentives reward performance for periods of time greater than one year.

•	The Company’s compensation plans will be administered consistently and fairly to promote equal opportunities for the Company’s employees.

Compensation Strategy for Key Management Personnel

The Company’s compensation strategy for its key management personnel is as follows:

•	Total compensation will include base salary and short-term and long-term variable incentives based on annual performance, and long-term variable incentives, in each case, where appropriate.

•	Compensation will be comparable to general and industry-specific compensation practices.

•	Generally, base compensation, and targeted short and long-term variable compensation, will be established within the range of compensation of similarly situated companies—a “compensation peer group”. In establishing a compensation peer group, the Company’s organization size and complexity is taken into account, and therefore the compensation peer group includes companies of similar size and complexity whether or not such companies are in the fiber optic industry.

•	When determining compensation for officers and senior managers, the Company takes into account the employee’s knowledge and experience, including industry specific knowledge and experience, to the extent such knowledge and experience contributes to the Company’s ability to achieve its business objectives.

•	The Company may adjust annual base salaries of employees if individual performance is at or above pre-established performance expectations.

•	Incentive award opportunities will increase or decrease in unison with short and long-term individual and/or corporate results.

•	Incentive compensation will make up a larger percentage of an employee’s total direct compensation when he or she has a significant impact on the financial and/or operational success of the Company.

•	Incentive compensation programs will be linked to strategic business objectives.

Executive Officer Compensation

Executive officer compensation is comprised of three components: base salary, annual incentive bonus compensation, and long-term incentive equity grants pursuant to the terms of the 1996 Stock Incentive Plan, or any successor plan (described below).

Bonuses payable to each participant under the Optical Cable Corporation 2004 Management Incentive Plan (the “2004 Management Bonus Plan”) were levered up or down based on performance relative to the participant’s goals under the plan. Additionally, the Compensation Committee could, at its discretion, increase or decrease the President and Chief Executive Officer’s annual bonus (if any) by up to 20% of the amount of the bonus earned by Mr. Wilkin based on his achievement of specific individual goals. Further, the President and Chief Executive Officer may, at his discretion, increase or decrease the annual bonus (if any) of any other participant in the 2004 Management Bonus Plan by up to 20% of the amount of the bonus earned by such participant based on his or her achievement of specific individual goals. Only the Compensation Committee could increase the aggregate amount payable under the 2004 Management Bonus Plan. Therefore, the aggregate discretionary bonus increases for all participants cannot exceed the aggregate discretionary bonus decreases for all participants without the approval of the Compensation Committee. The maximum award payable to any individual participant in the 2004 Management Bonus Plan was 200% of the participant’s target bonus opportunity. The Compensation Committee did increase the aggregate amount payable under the 2004 Management Bonus Plan with respect to Mr. Wilkin only. The following bonuses were paid under the 2004 Management Bonus Plan to executive officers in January 2005: $198,838 to Mr. Wilkin, $80,200 to Mr. Huybrechts, $80,200 to Mr. Carson, and $39,333 to Ms. Smith.

Effective December 30, 2003, restricted stock awards were granted to Mr. Wilkin in the amount of 28,500 Common Shares; Mr. Huybrechts in the amount of 20,000 Common Shares; Mr. Carson in the amount of 20,000 Common Shares and Ms. Smith in the amount of 14,500 Common Shares. These restricted stock awards vest ratably on the last day of each fiscal quarter for 16 quarters beginning January 31, 2004. The restricted stock was issued pursuant to the 1996 Stock Incentive Plan. The restricted stock is subject to the following general restrictions: (i) no shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed under the provisions of the 1996 Stock Incentive Plan, and (ii) unless otherwise determined by the Compensation Committee of the Board or the Board, or unless in the event of certain described transactions, if a holder of restricted stock ceases to be employed by the Company, any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed will be forfeited. The Company allows the participants to utilize a net exercise feature whereby a participant forfeits a portion of his or her grant in lieu of payment of applicable withholding taxes. During fiscal year 2004, Mr. Carson and Ms. Smith utilized this feature, forfeiting 403 Common Shares and 292 Common Shares, respectively.

Effective December 17, 2004, restricted stock awards were granted to Mr. Wilkin in the amount of 45,000 Common Shares; Mr. Huybrechts in the amount of 21,000 Common Shares; Mr. Carson in the amount of 21,000 Common Shares and Ms. Smith in the amount of 18,500 Common Shares. In each instance, 80% of the shares will vest based on the passage of time, also referred to as the time-based shares. In all cases, the first vesting date for the time-based shares will be January 31, 2005. In the case of Mr. Wilkin, 15,000 of the time-based shares will vest quarterly over almost two years and 21,000 will vest quarterly over almost six years. In the case of Messrs. Huybrechts and Carson, all of the time-based shares will vest quarterly over almost five years; and, in the case of Ms. Smith, all of the time-based shares will vest quarterly over almost six years. The remaining 20% of the shares, also referred to as the performance-based shares, are generally eligible to vest over almost six years if the management team is able to provide total shareholder return (in terms of increase in share price plus dividends) at least 20% greater than the return of the Russell 2000® index. Greater shareholder returns can accelerate vesting of the performance-based shares, but the performance-based shares cannot vest more quickly than over four years. The first possible vesting date of the performance-based shares is October 31, 2005. Failure to meet the performance criteria required for vesting will result in a portion or all of the performance-based shares being forfeited.

Equity Compensation Plan Information

The Company adopted the 1996 Stock Incentive Plan on March 1, 1996. The Company has issued almost all of the Common Shares reserved under the 1996 Stock Incentive Plan. All of the executive officers were eligible to participate in the 1996 Stock Incentive Plan. Additionally, the Company’s employees participated in the 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan was administered by the Board of Directors, and the Compensation Committee, as appropriate. All grants under the 1996 Stock Incentive Plan were approved by either the full Board of Directors or the Compensation Committee.

The 1996 Stock Incentive Plan was intended to provide a means for key employees to increase their personal financial interest in the Company, and stimulate efforts of those employees and strengthen their desire to remain with the Company. The Company had reserved 750,000 Common Shares (as adjusted for the 1-for-8 reverse stock split approved July 30, 2002) for issuance in connection with incentive awards granted under the 1996 Stock Incentive Plan. Under the 1996 Stock Incentive Plan, the Company granted (i) restricted stock awards and (ii) qualified incentive stock options at not less than fair market value on the date of grant. The Company granted restricted stock awards granted under the 1996 Stock Incentive Plan totaling 149,000 shares on December 30, 2003. These restricted stock awards vest quarterly over four years with the first vesting date occurring on January 31, 2004. The Company granted restricted stock awards under the 1996 Stock Incentive Plan totaling 191,000 shares on December 17, 2004. Eighty percent of these restricted stock awards granted on December 17, 2004 vest quarterly over two to six years with the first vesting date occurring on January 31, 2004. Twenty percent of these restricted stock awards granted on December 17, 2004, also referred to as the performance-based shares, are generally eligible to vest over almost six years if the management team is able to provide total shareholder return (in terms of increase in share price plus dividends) at least 20% greater than the return of the Russell 2000® index. Greater shareholder returns can accelerate vesting of the performance-based shares, but the performance-based shares cannot vest more quickly than over four years. The first possible vesting date of the performance-based shares is October 31, 2005. Options granted under the 1996 Stock Incentive Plan generally vested 25% after two years, 50% after three years, 75% after four years and 100% after five years or in equal quarterly installments over four years, with certain option grants vesting in equal monthly installments over four years.

The Compensation Committee received recommendations from the President and Chief Executive Officer for any employee (other than the President and Chief Executive Officer) to receive a grant under the 1996 Stock Incentive Plan, and considered individual and Company performance in awarding long-term compensation pursuant to the 1996 Stock Incentive Plan. Although historically awards generally were in the form of qualified incentive stock options, the Compensation Committee recently moved toward granting restricted stock awards under the 1996 Stock Incentive Plan.

Currently, substantially all of stock options previously awarded under the 1996 Stock Incentive Plan to employees have a exercise price significantly higher than the current price at which the Company’s

Common Shares trade. The Compensation Committee believes that equity awards (including stock options), which reward Company stock price appreciation over the long-term, are particularly appropriate in light of the nature of the Company’s business and long-term business plans.

Upon approval by the shareholders, the Company intends to replace the 1996 Stock Incentive Plan adopted March 1, 1996 with the 2005 Stock Incentive Plan. For additional information regarding the 2005 Stock Incentive Plan, please refer to the heading entitled “Proposal No. 2 Adoption of the 2005 Stock Incentive Plan”.

Compensation for President and Chief Executive Officer During Fiscal Year 2004

Mr. Wilkin is employed pursuant to an employment agreement, dated as of November 1, 2002, approved by the Compensation Committee, the terms of which have been described previously in this proxy statement. This employment agreement, as previously described herein, provides for objective performance measures prior to the awarding of any bonus compensation. During fiscal year 2004, Mr. Wilkin earned a base salary of $250,000, and a year end bonus of $198,838 pursuant to the 2004 Management Bonus Plan.

Compliance with Section 162(m) of the Internal Revenue Code

The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation (such as compensation pursuant to the 1996 Stock Incentive Plan), if it meets certain requirements, is not subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to any of the executive officers during the current fiscal year will be deemed to exceed the limit. Furthermore, the 1996 Stock Incentive Plan generally is designed to comply with the requirements of the performance-based compensation exception for the $1 million limit. The Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

Respectfully submitted,

Randall H. Frazier – Compensation Committee Member

Craig H. Weber – Compensation Committee Member

Report of the Audit Committee

From November 1, 2003 through March 9, 2004, the Audit Committee was comprised of Messrs. Frazier, Holland and Weber. Messrs. Frazier and Weber were considered independent members of the Audit Committee under the listing standards of Nasdaq and were considered independent under the SEC’s new audit committee independence standards which took effect on March 9, 2004 for the Company. Although Mr. Holland was considered independent under the applicable Nasdaq independence standards, Mr. Holland would not have been considered independent under the SEC’s new audit committee standards after March 9, 2004, because Mr. Holland performs consulting services for the Company in exchange for fees. Therefore, Mr. Holland resigned as a member of the Audit Committee effective with the March 9, 2004 annual meeting.

Immediately following the Annual Meeting on March 9, 2004, the Company’s Audit Committee consisted only of Messrs. Frazier and Weber and, as a result, was not in compliance with Nasdaq’s audit committee requirement regarding the number of independent members of the audit committee. On July 12, 2004, Mr. Williamson joined the Board of Directors of the Company and filled the vacancy on the Audit Committee. Messrs. Frazier, Weber and Williamson were considered independent members of the Audit

Committee under the listing standards of Nasdaq and were considered independent under the SEC’s new audit committee independence standards during the periods each served on the Audit Committee during the year.

The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and the issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Committee matters required to be communicated by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and by SEC rules. These discussions included, among other things:

•	the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s financial statements;

•	the critical accounting policies and practices used by the Company;

•	any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	methods used to account for significant or unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements;

•	audit adjustments and any uncorrected financial statement misstatements; and

•	other material written communications between the independent registered public accounting firm and management.

The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the Audit Committee the firm’s independence from the Company and its management.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management regarding the audited financial statements and of the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Randall H. Frazier – Audit Committee Member

Craig H. Weber – Audit Committee Member

John B. Williamson, III – Audit Committee Member

Independent Registered Public Accounting Firm

The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed for services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for the fiscal years ended October 31, 2004 and 2003.

	2004 Amount		2003 Amount
Audit fees (1)		$174,000		$160,500
Audit related fees (2)	$4,500		$7,500
Tax fees (3)	$108,940		$58,818

All other fees		$113,440		$66,318

Total fees		$287,440		$226,818

(1)	Audit fees include annual financial statement audit and limited quarterly review services.

(2)	Audit related fees consist of services for the review of a registration statement on Form S-8 and issuance of a consent in 2004 and services for the review of a registration statement on Form S-3 and issuance of a consent in 2003.

(3)	Tax fees consist of tax compliance and other tax services other than those directly related to the audit of the income tax accrual.

The Audit Committee of the Board of Directors of the Company has considered whether the provision of other non-audit services is compatible with maintaining KPMG LLP’s independence.

Performance Graph

The above graph compares the yearly percentage change in cumulative total shareholder return of the Company’s Common Shares against the cumulative total return of (i) the Nasdaq stock market, (ii) the Russell® 2000 index and (iii) a peer group, which consists of Belden CDT Inc. (formerly Belden Inc. and Cable Design Technologies Corp.), CommScope Inc. and General Cable Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers, Directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10 percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

Except as set forth below, to the Company’s knowledge, based solely on review of copies of such reports furnished to the Company, and written representations from officers and Directors that no other reports were required during the fiscal year ended October 31, 2004, all Section 16(a) filing requirements applicable to the Company’s officers, Directors and greater than ten percent beneficial owners were complied with by such persons. Messrs. Wilkin, Huybrechts, and Carson and Ms. Smith each filed a Form 4 on January 21, 2004, which included the late reporting of their individual awards of 28,500, 20,000, 20,000, and 14,500 shares of restricted stock under the Company’s incentive stock plan on December 30, 2004, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended October 31, 2004, the Company incurred fees associated with consulting services provided by Mr. Holland totaling $53,223 for various engineering projects.

Barbara B. Huybrechts, wife of Luke J. Huybrechts, is an employee of the Company. Her compensation in fiscal year 2004 was $65,128, plus $10,056 for contributions made by the Company to the Company’s 401(k) retirement savings plan for her benefit. Mr. Huybrechts has no supervisory responsibilities with respect to his wife.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the annual meeting or properly before the meeting other than those matters referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

NOMINATIONS AND PROPOSALS BY SHAREHOLDERS FOR 2006 ANNUAL MEETING

The Company’s bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s bylaws, a copy of which may be obtained without charge, upon written request to Tracy G. Smith, Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or first class U.S. mail, postage prepaid, at the address shown above. To be timely, a shareholder’s notice must be received not later than

October 22, 2005, for nominations to be made at the 2006 annual meeting. The notice must contain the information specified in the bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director of the Company, if elected.

Shareholders of the Company who desire to bring any other business that is intended to be presented at the Company’s 2006 annual meeting of shareholders must be received by the Company no later than October 22, 2005 in order that it may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Shareholder proposals to be presented at the 2006 annual meeting by means other than inclusion in the Company’s proxy statement must be received by the Company before January 1, 2006.

ANNUAL REPORT

A copy of the Company’s annual report for the fiscal year ended October 31, 2004, including the financial statements and notes thereto, is being mailed to the shareholders of record along with this proxy statement. The annual report is not incorporated by reference in this proxy statement and is not considered to be part of the proxy material.

FURTHER INFORMATION

The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company’s annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act for the Company’s fiscal year ended October 31, 2004. Such written requests should be sent to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary. Additionally, the Company’s SEC filings are available to the public on the SEC Internet site (http://www.sec.gov).

Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company’s furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary.

By Order of the Board of Directors

/s/ Tracy G. Smith
Tracy G. Smith Secretary

Date: February 22, 2005

Appendix A

OPTICAL CABLE CORPORATION

2005 STOCK INCENTIVE PLAN

1. Purpose.

The purposes of this Optical Cable Corporation 2005 Stock Incentive Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Optical Cable Corporation (the “Company”) and/or its subsidiaries, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s shareholders by providing them with stock options and other stock and cash incentives. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2. Definitions.

As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company (or a subsidiary of the Company) is required to withhold in connection with any Performance Grant, any lapse of restrictions on or payment with respect to Restricted Stock or Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Board” means the board of directors of the Company.

(d) “Change in Control” occurs if, after an applicable Date of Grant:

(i) any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Company securities having 50% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company’s directors; or

(ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events cease to constitute a majority of the Company’s Board, or any successor’s board, within three years of the last of such transactions.

For purposes of the Plan, a Change in Control occurs on the date on which an event described in (i) or (ii) occurs. If a Change in Control occurs on account of a series of transactions or events, the Change in Control occurs on the date of the last of such transactions or events.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(f) “Committee” means, the Compensation Committee of the Board. Each member of the Committee shall satisfy such requirements as may be established by the NASDAQ Stock Market. In addition, if any member of the Compensation Committee does not qualify as an outside director for purposes of Code section 162(m) or as a non-employee director for purposes of Rule 16b-3, the remaining members of that committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g) “Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 16), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(h) “Date of Grant” means the date on which the Committee grants an Incentive Award.

(i) “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(j) “Fair Market Value” means the closing sales price of a share of Company Stock, as reported by Bloomberg or other financial reporting service selected by the Company, as of the Date of Grant or as of any other date for which the value of Company Stock must be determined under the Plan. In the event Date of Grant or other date for which the value of Company Stock must be determined falls on a non-trading day, the Fair Market Value will be determined by using the last day on which Company Stock is traded preceding such non-trading day.

(k) “Grant Agreement” means the written agreement that evidences, and sets forth the terms and conditions of, an Incentive Award to a Participant.

(l) “Incentive Award” means, collectively, an award of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, or a Performance Grant under the Plan.

(m) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(n) “Mature Shares” means previously acquired shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six months if the Company is accounting for Incentive Awards using APB Opinion 25, or has purchased on the open market.

(o) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(p) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q) “Participant” means any employee who receives an Incentive Award under the Plan.

(r) “Performance Criteria” means any of the following areas of performance of the Company: total shareholder return, stock price, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, return on equity, or return on some defined set of assets, capital or equity as determined by the Committee. Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index.

(s) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Restricted Stock award, Restricted Stock Unit award or Performance Grant award that relates to one or more Performance Criteria.

(t) “Performance Grant” means an Incentive Award made pursuant to Section 10.

(u) “Plan Year” means January 1 to December 31.

(v) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

(w) “Restricted Stock Unit” means a right to receive Company Stock, cash or a combination of Company Stock or cash upon the terms and subject to the conditions of Section 8.

(x) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(y) “Stock Appreciation Right” means a right to receive Company Stock or cash from the Company granted under Section 9.

(z) “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3. General.

The following types of Incentive Awards may be granted under the Plan: Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Performance Grants. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 16 of the Plan, there shall be reserved for issuance under the Plan an aggregate of one million (1,000,000) shares of Company Stock, which shall be authorized but unissued shares. In addition, no more than one hundred fifty thousand (150,000) shares may be allocated to the Incentive Awards, including the maximum shares payable under a Performance Grant, that are granted during any single Taxable Year to any individual Participant. All of the shares available for issuance to Participants may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

(b) Shares of Company Stock allocable to or issued pursuant to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, lapse or otherwise terminate or are cancelled shall be added to the shares available for Incentive Awards under the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the Participant when the Stock Appreciation Right is exercised. In addition, any shares of Company Stock exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained by the Company in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan.

(c) The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an Option granted under the Plan. The Committee is expressly prohibited from granting, without approval by the Company’s shareholders, a new Option award in consideration for the surrender and cancellation of an already outstanding Option award under the Plan, if the exercise price of the new Option is less than the exercise price of the outstanding Option surrendered for cancellation. In addition, the Committee is expressly prohibited from granting, without approval by the Company’s shareholders, a new Incentive Award of Restricted Stock in consideration for the surrender and cancellation of an already outstanding Option award under the Plan, if the exercise price of the outstanding Option surrendered for cancellation exceeds the Fair Market Value of the shares of Company Stock allocated to the Option on the date of the surrender or cancellation of the Option.

5. Eligibility.

(a) All present and future employees of the Company and/or any subsidiary of the Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company and/or any subsidiary of the Company shall be eligible to receive Incentive Awards under the Plan. Only employees shall be eligible to receive Incentive Stock Options under the Plan. The Committee shall have the power and complete discretion, as provided in Section 17, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6. Stock Options.

(a) The Committee may make grants of Options to Participants. Each Options grant will be evidenced by a Grant Agreement given to the Participant. The Grant Agreement shall state the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 9), and the conditions to which the grant and exercise of the Options are subject. At the discretion of the Committee, the terms and conditions of an Options grant, including, but not limited to vesting and exercisability, may be conditioned on a Performance Goal.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant and provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment with the Company and all subsidiaries of the Company for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

7. Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to Participants. Each Restricted Stock grant will be evidenced by a Grant Agreement given to the Participant. This Grant Agreement shall state the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Grant Agreement have expired or been removed pursuant to paragraph (e) or (f) below.

(c) In the case of Restricted Stock subject to the achievement of a Performance Goal, all or a portion of the Incentive Award may be, as determined by the Committee, subject to subsequent forfeiture based upon the failure to achieve, or only partially achieve, a Performance Goal as set forth in the Participant’s Grant Agreement. Any shares of Company Stock so forfeited will be added to the shares available for Incentive Awards under the Plan, in accordance with Section 4(b).

(d) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant, subject (i) to the restrictions set forth in paragraph (b) above and/or (ii) to any subsequent forfeiture as contemplated in paragraph (c) above and provided in the Participant’s Grant Agreement, shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions expire and, if required by the Company, the Participant shall provide the Company with a stock power endorsed in blank as appropriate and in a form satisfactory to the Company.

(e) The Committee shall establish as to each award of Restricted Stock (i) the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire (which may include the achievement of a Performance Goal) and/or (ii) the terms and conditions upon which all or a portion of Restricted Stock subject to the achievement of a Performance Goal may be subject to forfeiture by the Participant as contemplated in paragraph (c) above. Restrictions conditioned on the passage of time shall not expire sooner than ratably over three years from the Date of Grant of the Restricted Stock, and restrictions conditioned on the achievement of Performance Goals shall not expire sooner than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire and provisions that could result in forfeiture will terminate as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control. To the extent that a Restricted Stock award is conditioned on a Performance Goal, the award shall be subject to the provisions of Section 13.

(f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permits, the Participant may elect (i) to deliver

Mature Shares (valued at their Fair Market Value), (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value), or (iii) such other methods of payment as the Committee, at its discretion, deems appropriate, that would satisfy all or a specified portion of the Applicable Withholding Taxes.

8. Restricted Stock Unit Awards.

(a) The Committee may make grants of Restricted Stock Units to Participants. Each Restricted Stock Unit grant will be evidenced by a Grant Agreement given to the Participant. This Grant Agreement shall state the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. Restricted Stock Units may be awarded by the Committee in its discretion without cash consideration.

(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii) a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify. Restrictions conditioned on the passage of time shall not expire sooner than ratably over three years from the Date of Grant of the Restricted Stock Units, and restrictions conditioned on the achievement of Performance Goals shall not expire sooner than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. To the extent that an award of Restricted Stock Units is conditioned on a Performance Goal, the award shall be subject to the provisions of Section 13.

(c) The Committee may also establish such other terms and conditions as it deems appropriate for an award of Restricted Stock Units. The terms and conditions may include the achievement of a Performance Goal.

(d) Each Participant shall agree at the time his or her Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) deliver Mature Shares, (ii) have the Company retain the number of shares of Company Stock (valued at their Fair Market Value), or (iii) such other methods of payment as the Committee, at its discretion, deems appropriate, that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(e) Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a shareholder until shares of Company Stock are issued thereunder. Settlement of Restricted Stock Units upon expiration of the vesting period or any later period of deferral shall be made in shares of Company Stock or otherwise as determined by the Committee. The number of shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Restricted Stock Unit is so settled, the number of shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 16. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

9. Stock Appreciation Rights.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award. Stock Appreciation Rights grant will be set forth in a Grant Agreement evidencing a grant of Options or will be evidenced by a Grant Agreement, given to the Participant. This Grant Agreement shall state the terms and conditions to which the Stock Appreciation Rights are subject.

(b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv) The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

10. Performance Grants.

(a) A Performance Grant is an Incentive Award in which shares of Company Stock or cash is awarded to a Participant subsequent to the achievement of all or part of a Performance Goal. Each Performance Grant shall be evidenced by a Grant Agreement given to the Participant. This Grant Agreement will set forth the Performance Goals for the award, including the Performance Criteria, compensation to be awarded, and such other terms and conditions as are applicable to the Performance Grant. The Committee shall establish the Performance Goals for Performance Grants. For purposes of this Section 10, the “Performance Period” is the period of service to which a Performance Goal relates. The Committee in its sole discretion shall determine the Performance Period for each Performance Grant; provided however, that the Performance Period for any Performance Grant shall not be less than one year.

(b) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of Performance Goals but may reduce or eliminate the payments as specifically permitted in a Performance Grant.

(c) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(d) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement.

(e) Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(f) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

(g) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h) Whenever payments under a Performance Grant are to be made in cash, the Company will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so permits, the Participant may elect (i) to deliver Mature Shares (valued at their Fair Market Value), (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value), or (iii) such other methods of payment as the Committee, at its discretion, deems appropriate, that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(i) Performance Grants shall be subject to the provisions of Section 13.

11. Method of Exercise of Options and Stock Appreciation Rights.

(a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price or a certificate of ownership of such Mature Shares, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iv) such other methods of payment as the Committee, at its discretion, deems appropriate.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

(d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value), (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes or (iii) such other methods of payment as the Committee, at its discretion, deems appropriate.

12. Transferability of Options and Stock Appreciation Rights.

Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

13. Incentive Awards Subject to Performance Goals.

(a) The following provisions shall apply to (i) all Performance Grants and (ii) all Restricted Stock grants conditioned upon a Performance Goal, and (iii) all Restricted Stock Unit grants conditioned upon a Performance Goal:

(1) The Incentive Award shall be administered to comply with the requirements of Code Section 162(m). The aggregate maximum cash amount payable under the Plan in any Taxable Year to any Participant shall not exceed $2,000,000.

(2) The Committee shall establish the Performance Goal or Goals and the related Performance Criteria. The Committee shall determine the extent to which any Performance Criteria shall be weighted. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Incentive Award to Incentive Award and period to period. The Committee may increase, but not decrease, any Performance Goal during a period to the extent specifically permitted in the Grant Agreement and to the extent permitted under Code Section 162(m). The Committee may not increase during a period the amount of cash or Company Stock that would otherwise be payable upon the achievement of the Performance Goal or Goals.

(3) The Committee shall establish the results achieved at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Incentive Award subject to a Performance Goal shall be made not later than 90 days after the start of the period for which such Incentive Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee.

(4) The actual result for a Participant under an Incentive Award subject to Performance Goals will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(b) Notwithstanding any contrary provisions set forth in the Plan, and only to the extent necessary to comply with the requirements of Code section 162(m), the Committee may at any time, in its sole discretion, modify the terms of previously granted (i) Performance Grant, (ii) Restricted Stock grant to extend it is conditioned upon a Performance Goal, and (iii) Restricted Stock Unit grant to the extent it is conditioned upon a Performance Goal, to ensure such grant complies with the requirements set forth in paragraph (a) above of this Section 13.

14. Effective Date of the Plan.

This Plan was approved by the Board on February 18, 2005, and will become effective on March 29, 2005, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2005 Annual Meeting of the Company’s shareholders on or about such date.

15. Termination, Modification, Change.

If not sooner terminated by the Company’s board of directors, this Plan shall terminate at the close of business on February 17, 2015. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or by requirements of the NASDAQ Stock Market, no change shall be made that increases the total number of shares of

Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 16), materially modifies the requirements as to eligibility for participation in the Plan, materially increases the benefits accruing to Participants under the Plan, or expands the types of Incentive Awards provided under the Plan, unless such change is authorized by the shareholders of the Company. The Board may unilaterally amend Incentive Awards with respect to Participants, and the Plan subject to the limitations described in the preceding sentence, as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Plan and any Incentive Awards to meet the requirements of the Code and regulations and other interpretation and guidance issued thereunder, including but not limited to Code section 409A. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

16. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

17. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Participants, to which of such Participants, if any, Incentive Awards shall be granted hereunder and the timing of any such Incentive Awards, and to grant Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of such shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 16;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to the President and Chief Executive Officer of the Company, and such administrator may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Incentive Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(e) In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan will govern.

18. Notice.

All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company — at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant — at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. Compliance with the Code.

The terms of this Plan are subject to the provisions of the Code and all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate with respect to provisions of the Code, including but not limited to Code section 409A. The Committee shall interpret the Plan in a manner that will cause the Plan and any Incentive Award to comply with all applicable provisions of the Code.

20. General Provisions.

(a) The adoption of this Plan and any setting aside of cash amounts or shares of Company Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

(b) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees of the Company or any subsidiary of the Company.

(c) The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his or her executor, administrator and permitted transferees and beneficiaries.

(d) This Plan and any award agreements or other documents entered into in connection with the Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws provisions, and applicable federal law.

[END OF DOCUMENT]

Appendix B

As adopted by the

Board of Directors on

February 18, 2005

OPTICAL CABLE CORPORATION

2004 NON-EMPLOYEE DIRECTORS STOCK PLAN

1. Purpose. The purpose of this Optical Cable Corporation 2004 Non-Employee Directors Stock Plan (the “Plan”) is (i) to provide Optical Cable Corporation (the “Company”) with the ability to pay fees to non-employee members of the Board of Directors in the form of Company common stock (rather than in cash or other forms of compensation) for services rendered as members of the Board of Directors of the Company, and (ii) to encourage ownership in the Company by non-employee members of the Company’s Board of Directors in order to promote an alignment of interests with the shareholders.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” occurs if, after an applicable Date of Grant,

(i)	any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Company securities having 50% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company’s directors; or

(ii)	as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events cease to constitute a majority of the Company’s Board, or any successor’s board, within three years of the last of such transactions; or

(iii)	a liquidation of the Company.

For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) or (iii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Optical Cable Corporation, a Virginia corporation.

(f) “Company Stock” means shares of Optical Cable Corporation Common Stock, subject to the limits of Section 4. Such shares shall be subject to adjustment as provided in Section 11.

(g) “Company Stock Award” means Company stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(h) “Date of Grant” means the date on which an Award is granted by the Board.

(i) “Disability” or “Disabled” means a disability as determined solely by the Board; and any such determination shall be conclusive.

(j) “Fair Market Value” means (i) if the Company Stock is traded on an exchange, the closing sales price of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or (ii) if the Company Stock is traded in the over-the-counter market, the closing sales price as reported by NASDAQ. Fair Market Value shall be determined based on the closing price as of the applicable date; provided that in the event the market is closed or the Company Stock is not traded on the applicable date, the value as of such applicable date shall be determined as of the last preceding day on which the Company Stock is traded.

(k) “Participant” means any member of the Board who is not a full-time employee of the Company or of any parent or subsidiary of the Company and who receives a Company Stock Award under the Plan.

(l) “Rule 16b-3” means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

3. General. Company Stock Awards may be granted under the Plan to Participants as compensation for service as members of the Board of Directors of the Company.

4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 250,000 shares of Common Stock, which shall be authorized, but unissued shares.

5. Eligibility.

(a) Subject to the provisions of subsection (c) below, each director of the Company who is not a full-time employee of the Company or of any parent or subsidiary of the Company shall be eligible to receive Company Stock Awards under the Plan. The Board shall have the power and complete discretion, as provided in Section 12, to grant Participants Company Stock Awards as compensation for services provided to the Company by such Participants, and to determine for each such Participant the terms and conditions, and the number of shares to be allocated to each Participant as part of each Company Stock Award.

(b) The grant of a Company Stock Award shall not obligate the Company to pay a Participant any particular amount of remuneration or to make further grants to the Participant at any time thereafter.

(c) Anything herein to the contrary notwithstanding, the grant of any Company Stock Awards under the Plan shall be subject to the following conditions and limitations:

(i) Any Company Stock Award granted to an eligible director under this Plan for any calendar year shall be in lieu of part or all of the cash compensation otherwise payable to the director for that calendar year.

(ii) If the Board of Directors in its discretion determines that a portion of the compensation payable to an eligible director for a specified period shall be paid in the form of a Company Stock Award rather than in cash, then all directors who at the time of the grant are eligible to receive a Company Stock Award shall be paid the same portion of their compensation for the period in the form of a Company Stock Award rather than in cash. The dollar value of any Company Stock Award shall be calculated based on the Fair Market Value of the Company Stock on the date of the grant.

(iii) Effective January 1, 2005, no Participant shall be allowed to defer the receipt of Company Stock Awards to a later tax period.

6. Company Stock Awards.

(a) Whenever the Board deems it appropriate to grant a Company Stock Award, notice shall be given to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted and the terms and conditions to which the Company Stock Award is subject. This notice shall become an award agreement between the Company and the Participant. A Company Stock Award may be made by the Board in its discretion without cash consideration.

(b) None of the Company Stock issued pursuant to the Plan may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the passage of six (6) months beginning on the Date of Grant; provided, however, that the Board may establish as to each Company Stock Award the terms and conditions upon which such restriction (or any other restrictions) shall lapse. Such terms and conditions may include, without limitation, lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control. Notwithstanding the foregoing, the Board may at any time, in its sole discretion, waive or remove any restrictions.

(c) Upon the acceptance by a Participant of a Company Stock Award, such Participant shall, subject to the restriction set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Company Stock subject to such Company Stock Award, including, but not limited to, the right to vote such shares of Company Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Company Stock shall bear a legend referring to the restrictions set forth in the Plan, the Participant’s award agreement, and such other securities legends reasonably recommended by the Company’s counsel. If shares of Company Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s award agreement must be given to the shareholder in the manner required by law.

7. The Participant (and not the Company) will be responsible for any tax liability that may arise as a result of a Company Stock Award.

8. Transferability of Company Stock Awards. Except as otherwise provided in Section 6, Company Stock Awards may be transferable by a Participant unless otherwise specifically provided in the Company Stock Award.

9. Effective Date of the Plan. This Plan shall be effective as of March 9, 2004 and shall be submitted to the shareholders of the Company for approval. The Company may, in its discretion, delay delivery of a certificate required upon the granting or vesting of a Company Stock Award until (i) the admission of such shares to list on any stock exchange (including NASDAQ) on which the Common Stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law, ruling, or regulation of any governmental regulatory body that the Company shall, in its sole discretion, determine if necessary or advisable, and (iii) the Company shall have been advised by counsel that it has complied with all applicable legal requirements.

10. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on ten (10) years after the effective date. No Company Stock Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, however, that no amendment to the Plan that would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of shares of Company Stock that may be issued under the Plan (except in accordance with Section 11), or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be made unless such amendment is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Company Stock Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under a Company Stock Award previously granted to him or her.

11. Change in Capital Structure.

(a) The number of shares reserved for issuance under the Plan, the terms of Company Stock Awards, and all computations under the Plan shall be appropriately adjusted by the Board should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any Company Stock Award, the Board may adjust appropriately the number of shares covered by such award so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Board may take such actions with respect to outstanding Company Stock Awards as the Board deems appropriate.

(c) Any determination made or action taken under this Section 12 by the Board shall be final and conclusive and may be made or taken without the consent of any Participant.

12. Administration of the Plan. The Plan shall be administered by the Board. The Board shall have general authority to impose any limitation or condition upon a Company Stock Award that the Board deems appropriate to achieve the objectives of the Company Stock Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) Subject to the specific terms of the Plan, including but not limited to Section 5(c), the Board shall have the power and complete discretion to determine (i) whether eligible non-employee directors shall receive a Company Stock Award, (ii) the number of shares of Company Stock to be covered by each Company Stock Award, (iii) the fair market value of Company Stock, (iv) the time or times when a Company Stock Award shall be granted, (v) conditions relating to the length of time before disposition of Company Stock received upon receipt of a Company Stock Award is permitted within the terms of the Plan, (vi) the terms and conditions applicable to Company Stock Awards, (vii) whether to accelerate the time at which any restriction with respect to Company Stock Awards will lapse or be removed, (viii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (ix) any additional requirements relating to Company Stock Awards that the Board deems appropriate. The Board shall have the power to amend the terms of previously granted Company Stock Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

(b) The Board may adopt rules and regulations for carrying out the Plan.

The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

13. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a) if to the Company—at its principal business address to the attention of the Chief Financial Officer;

(b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

14. Miscellaneous. By accepting any Company Stock Award under the Plan, each Participant, and each person claiming under or through such person, shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.

OPTICAL CABLE CORPORATION

Proxy Solicited on Behalf of the Board of Directors of Optical Cable

Corporation for the Annual Meeting of Shareholders to be Held March 29, 2005

The undersigned appoints Neil D. Wilkin, Jr. and Tracy G. Smith, or either of them, with full power of substitution, to attend the annual meeting of shareholders of Optical Cable Corporation on March 29, 2005, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and proxy statement.

1.	Election of Directors
	☐	FOR the SIX nominees listed below	☐	WITHHOLD AUTHORITY to
		(except as marked to the contrary below)		vote for the SIX nominees listed below

Nominees: Neil D. Wilkin, Jr.; Luke J. Huybrechts; Randall H. Frazier; John M. Holland; Craig H. Weber and John B. Williamson, III.

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name in the space provided below)

2.	To adopt the 2005 Stock Incentive Plan and approve the reservation of common shares of the Company for issuance as contemplated by the 2005 Stock Incentive Plan

☐ FOR this proposal	☐ AGAINST this proposal	☐ ABSTAIN

3.	To approve the Amended 2004 Non-employee Directors Stock Plan

☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company.

☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

5.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.
Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Shareholder’s signature

Joint Holder’s Signature (if applicable)
Date:
When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of Directors, FOR proposal 2 above, FOR proposal 3 above, FOR proposal 4 above and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.